UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013 (August 19, 2013)

OPTIMUMBANK HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308
(Address of Principal Executive Offices) (Zip Code)

(954) 776-2332
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2013, OptimumBank Holdings, Inc. (the "Company") received a letter (the "Nasdaq Letter") from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq"), notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders' equity for continued listing on the Nasdaq Capital Market. As of June 30, 2013, the Company had stockholders' equity of $2,398,000, as reported in the Quarterly Report on Form 10-Q filed by the Company on August 14, 2013.

The Nasdaq Letter stated that, under Nasdaq's Listing Rules, the Company has 45 calendar days from the date of the Nasdaq Letter to submit a plan to Nasdaq to regain compliance. If a plan is submitted by the Company, and if it is accepted by Nasdaq, Nasdaq can grant an extension of up to 180 days from the date of the Nasdaq Letter for the Company to evidence compliance. If the Company submits a plan and the plan is not accepted by Nasdaq, the Company will have the opportunity to appeal such decision to a Nasdaq Hearings Panel under Nasdaq Listing Rule 5815(a).

As of the date of this filing, the Company intends to submit a plan to regain compliance to Nasdaq based on the Company’s planned sale of 1,833,333 shares of the Company’s common stock to Moishe Gubin, one of the Company’s directors, at an aggregate price of $2,200,000. The consummation of this sale is contingent upon the approval of change of control applications that have previously been filed by Mr. Gubin with Federal Reserve and the State of Florida Office of Financial Regulation.  These applications have not been yet approved, and at the time present, neither the Company nor Mr. Gubin is able to predict when or if the applications will be approved. In the event that such applications are not approved in a timely manner or the transaction with Mr. Gubin is not completed in a timely manner, the Company intends to seek additional capital from other members of the Company’s board of directors.

There can be no assurance that the plan to be submitted by the Company will be accepted, that the Company will appeal any decision by Nasdaq not to accept any plan submitted by the Company, that a Nasdaq Hearings Panel will grant any appeal made by the Company, or that the Company will be able to regain or maintain compliance with the requirements for continued listing under the Nasdaq Listing Rules. There can be no assurance that the Company will maintain its Nasdaq listing.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur. Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company's plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company's operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company's control, that may influence the accuracy of the statements and the projections upon which the statements are based. All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2013	By:	/s/ Thomas Procelli
Thomas Procelli Chief Operating Officer